UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ______________________________
FORM 8-K
 ______________________________
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2023
 ______________________________
D.R. Horton, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14122	75-2386963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1341 Horton Circle, Arlington, Texas 76011
(Address of principal executive offices)
(817) 390-8200
(Registrant’s telephone number, including area code)
 ______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $.01 per share	DHI	New York Stock Exchange
5.750% Senior Notes due 2023	DHI 23A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

Effective February 17, 2023, DHI Mortgage Company, Ltd., a Texas limited partnership (“DHI Mortgage” or the “Seller”), and a wholly-owned subsidiary of D.R. Horton, Inc., a Delaware corporation, U.S. Bank National Association, a national banking association, as a buyer, and as administrative agent, (“U.S. Bank” or “Buyer” or “Administrative Agent”) and other buyers listed as a buyer (collectively, the "Buyers") hereto entered into the First Amendment to the Fourth Amended and Restated Master Repurchase Agreement (the "Amendment"). The Amendment modifies the Fourth Amended and Restated Master Repurchase Agreement dated as of February 18, 2022 (as amended, restated, supplemented, or otherwise modified before the date hereof) and in its further amended form (the "Amended Repurchase Facility") supersedes all previous agreements.

The Amended Repurchase Facility provides financing and liquidity to DHI Mortgage by facilitating purchase transactions in which DHI Mortgage transfers eligible loans to Buyers against the transfer of funds by Buyers (thereby becoming purchased loans). The purchase transactions are based on the terms and conditions in the Amended Repurchase Facility and the ancillary or operative agreements attached thereto or referred to therein.

The Amended Repurchase Facility increases the Maximum Aggregate Commitment amount to $2.0 billion, with an accordion feature that allows for a Maximum Aggregate Commitment amount of $2.3 billion, based on the Administrative Agent obtaining increased committed sums from existing Buyers or through the addition of new buyers. Amounts outstanding under the Amended Repurchase Facility are not guaranteed by D.R. Horton, Inc. or any of the subsidiaries that guarantee the debt of its homebuilding, Forestar or rental operations.

The term of the Amended Repurchase Facility extends through the earlier of (i) February 16, 2024 or (ii) the date when the Buyers’ commitments are terminated pursuant to the Amended Repurchase Facility, by order of any governmental authority or by operation of law. DHI Mortgage effectively pays interest on each advance under the Amended Repurchase Facility at a per annum rate equal to the Pricing Rate, as defined in the Amended Repurchase Facility.

The Amended Repurchase Facility is filed herewith as Exhibit 10.1 and is incorporated by reference into this Item 1.01. Capitalized terms not defined herein are defined in the Amended Repurchase Facility or as provided therein.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01. “Entry into a Material Definitive Agreement” is hereby incorporated by reference into this Item 2.03.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits
10.1
First Amendment to Fourth Amended and Restated Master Repurchase Agreement, dated February 17, 2023, among DHI Mortgage Company, Ltd., U.S. Bank National Association, as Administrative Agent, Sole Book Runner, Lead Arranger, and a Buyer, and all other Buyers.

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

D.R. Horton, Inc.
Date:	February 21, 2023	By:	/S/ BILL W. WHEAT
Bill W. Wheat
Executive Vice President and
Chief Financial Officer

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